Exhibit 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the inclusion in this registration statement on Form S-1 of our report dated November 1, 1996, except for Notes 13 and 15 as to which the date is December 6, 1996, on our audits of the financial statements and financial statement schedule of EMCORE Corporation. We also consent to the reference to our Firm under the caption "Experts".

                                     Coopers & Lybrand L.L.P.




   Parsippany, New Jersey
   December 23, 1996
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